Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Trustees

The MasTec, Inc. 401(k) Retirement Plan

Coral Gables, FL

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Statement Numbers 333-139996 and 033-55327) of our report dated June 29, 2010, relating to the financial statements and supplemental schedules of The MasTec, Inc. 401(k) Retirement Plan appearing on this Form 11-K for the year ended December 31, 2009.

/s/ BDO Seidman, LLP

Miami, FL

June 29, 2010